UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 28, 2020

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 28, 2020, the shareholders of NeoGenomics, Inc., a Nevada corporation (the “Company”), voted to elect Rachel A. Stahler to serve as a member of the Board of Directors, effective immediately. It is expected that Ms. Stahler will serve on the Board’s Audit Committee. Ms. Stahler will receive quarterly fees of $11,250 paid quarterly in arrears for her service on the Board of Directors. Ms. Stahler will also receive fees for her service on the Audit Committee. Those fees will be $2,500 per quarter and will be paid quarterly in arrears.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 28, 2020, the Company held an annual meeting of its stockholders. At the annual meeting, 97,814,363 shares of the Company’s common stock, par value $0.001 per share, were present or represented by proxy at the meeting, representing approximately 93.07% of the outstanding Voting Stock as of March 30, 2020, the record date for the annual meeting. At the annual meeting, three proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:
(1)  Proposal No. 1: The election of Douglas M. VanOort, Steven C. Jones, Kevin C. Johnson, Raymond R. Hipp, Bruce K. Crowther, Lynn A. Tetrault, Alison L. Hannah, Stephen M. Kanovsky and Rachel A. Stahler to serve as members of the Board of Directors until the next succeeding annual meeting of stockholders or until his or her successor has been duly elected and qualified.  The stockholders elected the nine directors by the following votes:

	Votes For	Votes Withheld	Votes Against	Broker Non-Votes
Douglas M. VanOort	85,329,793	2,773,084	—	9,711,486
Steven C. Jones	85,996,937	2,105,940	—	9,711,486
Kevin C. Johnson	84,191,861	3,911,016	—	9,711,486
Raymond R. Hipp	87,483,663	619,214	—	9,711,486
Bruce K. Crowther	87,495,765	607,112	—	9,711,486
Lynn A. Tetrault	87,163,063	939,814	—	9,711,486
Alison L. Hannah	84,198,914	3,903,963	—	9,711,486
Stephen M. Kanovsky	79,796,233	8,306,644	—	9,711,486
Rachel A. Stahler	87,708,099	394,778	—	9,711,486
(2) Proposal No. 2: The approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers, as identified in the proxy statement for the annual meeting.  The stockholders approved the proposal by the following vote:

	Number of Votes	Outstanding %	Voted %
For	84,927,150	80.81	96.41
Against	2,897,999	2.75	3.28
Abstentions	277,728	0.26	0.31
(3) Proposal No. 3: The ratification of the appointment of the independent registered public accountant. The stockholders approved the proposal by the following vote:

	Number of Votes	Outstanding %	Voted %
For	97,503,608	92.78	99.69
Against	114,139	0.10	0.11
Abstentions	196,616	0.18	0.20

Item 9.01	Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Kathryn B. McKenzie
Kathryn B. McKenzie
Chief Financial Officer
June 3, 2020